Exhibit 99.1

Tarantella, Inc. Announces Financial Results for First Quarter Fiscal Year 2005

FOR IMMEDIATE RELEASE

CONTACTS:

John M. Greeley, CFO	Todd Friedman
Tarantella, Inc.	The Blue Shirt Group
831-427-7460	415-217-5869
jgreeley@tarantella.com	todd@blueshirtgroup.com

Tarantella, Inc. Announces Financial Results for First Quarter 2005

Sequential Revenue Increase of 23%

SANTA CRUZ, CA, February 3, 2005 – Tarantella, Inc. (OTC: TTLA.OB), a leading supplier of secure application access software, today announced its financial results for the first quarter of fiscal year 2005.

For the first fiscal quarter ended December 31, 2004, the Company announced revenues of $4.0 million, an operating loss of $1.3 million, and a net loss of $1.3 million or $0.05 per share. This compares to revenues of $3.3 million, an operating loss of $5.5 million, and a net loss of $5.5 million or $0.20 per share in the prior quarter ended September 30, 2004. The Company also reported, as of December 31, 2004, cash and cash equivalents of $5.6 million.

“Tarantella started the year on a positive note, with increasing revenues and a decreasing cost structure. The 23% sequential revenue growth validates not only the demand for Tarantella® Secure Global Desktop™ software, but also our efforts to align with new channel and OEM partners such as IBM and Sun,” said John M. Greeley, Tarantella’s CFO. “Key contributors to our revenue growth this quarter were two large transactions where the companies standardized their secure application access platform on Secure Global Desktop Enterprise Edition — one is a leader in the financial services industry and the other is a large European OEM partner. We are also pleased with the headway that we made in controlling our cost structure. Our combined cost of sales and operating expenses were reduced to $5.3 million this quarter, achieving the lowest level of quarterly expenditures in over a year.”

Today, the Company will conduct its previously scheduled conference call to discuss its 2005 fiscal first quarter results at 1:45 p.m. Pacific Standard Time (4:45 p.m. EST). This call is being webcast by CCBN and can be accessed at Tarantella’s web site at www.tarantella.com or in audio mode by dialing (617) 614-3943 with the passcode of 43187168. The call will be available for audio replay for seven days following the call by dialing (617) 801-6888 with the passcode of 90707801.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

For Tarantella Investors:

This press release includes forward-looking statements, including statements related to future financial results, benefits of the company’s strategies and future opportunities (including the quotations from management). Investors are cautioned that reported results should not be considered as an indication of future performance and Tarantella’s actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Tarantella management and are subject to a number of risks and uncertainties.

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Tarantella, Inc. Announces Financial Results for First Quarter Fiscal Year 2005

These risks and uncertainties include, but are not limited to, Tarantella’s ability to achieve profitability and to continue to control costs, its success in executing its strategies and achieving the benefits of such strategies, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand and the other factors described from time to time in Tarantella’s SEC filings, including its filings on Forms 10-Q and 10-K (which are on file with the SEC and available at the SEC’s website at www.sec.gov). All information contained in this press release is as of February 3, 2005 and Tarantella disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tarantella, Inc.

Tarantella, Inc. (OTC: TTLA.OB) is a leading provider of secure application access software. Tarantella’s Secure Global Desktop family of products enables organizations to access and manage information, data and applications across virtually all platforms, networks and devices. Secure Global Desktop allows Enterprise customers to web-enable any enterprise application without costly re-writes, bridging the gap between vendors and ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximizing return on existing IT assets and improved productivity. The company markets its products through the Internet, key industry partners, and a worldwide distribution network. Tarantella is headquartered in Santa Cruz, Calif. For more information, please visit the Tarantella web site at www.tarantella.com.

Tarantella, Secure Global Desktop and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc. in the United States and other countries. All other brand and product names are or may be trademarks of, and are used to identify the products or services of, their respective owners.

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Tarantella, Inc. Announces Financial Results for First Quarter Fiscal Year 2005

TARANTELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended December 31,
	2004	2003
	(Unaudited)
Net revenues:
Licenses	$2,871	$2,366
Services	1,143	1,102
Total net revenues	4,014	3,468
Cost of revenues:
Licenses	150	168
Services	401	330
Total cost of revenues	551	498
Gross margin	3,463	2,970
Operating expenses:
Research and development	832	961
Selling, general and administrative	3,923	4,536
Legal settlement and litigation costs	—	49
Restructuring charge	—	19
Total operating expenses	4,755	5,565

Operating loss	(1,292)	(2,595)
Other income (expense):
Interest income	27	1
Interest expense	(6)	(8)
Other income (expense), net	32	(50)
Total other income (expense)	53	(57)
Loss before income taxes	(1,239)	(2,652)
Provision for income taxes	19	98
Net loss	(1,258)	(2,750)

Other comprehensive income:
Foreign currency translation adjustment	58	69
Unrealized gain on available for sale securities	—	75
Total other comprehensive income	58	144
Comprehensive loss	$(1,200)	$(2,606)

Net loss per share:
Basic and diluted	$(0.05)	$(0.22)
Shares used in net loss per share calculation:
Basic and diluted	27,058	12,689

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Tarantella, Inc. Announces Financial Results for First Quarter Fiscal Year 2005

TARANTELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	September 30, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,581	$9,621
Trade receivables, net of allowances of $0.1 million at December 31, 2004 and September 30, 2004	3,629	2,069
Other receivables	272	247
Prepaids and other current assets	651	622
Total current assets	10,133	12,559
Property and equipment, net	896	947
Acquired intangible assets, net	585	674
Goodwill	2,395	2,395
Other assets	19	19
Total assets	$14,028	$16,594
Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$907	$832
Royalties payable - former New Moon shareholders	1,713	1,713
Income taxes payable	204	210
Accrued restructuring charges	390	1,121
Accrued expenses and other current liabilities	2,472	3,740
Deferred revenues	2,617	2,572
Total current liabilities	8,303	10,188
Long-term deferred revenues	884	794
Long-term liabilities, other	53	16
Total long-term liabilities	937	810
Total liabilities	9,240	10,998
Shareholders’ equity:
Preferred stock, authorized 20,000 shares; no shares issued and outstanding in 2004	—	—
Common stock, no par value, authorized 100,000 shares; issued and outstanding 27,889 at December 31, 2004 and 27,553 shares at September 30, 2004	146,427	146,088
Deferred stock compensation	(134)	(187)
Accumulated other comprehensive income	242	184
Accumulated deficit	(141,747)	(140,489)
Total shareholders’ equity	4,788	5,596
Total liabilities and shareholders’ equity	$14,028	$16,594

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Tarantella, Inc. Announces Financial Results for First Quarter Fiscal Year 2005

TARANTELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,
	2004	2003
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,258)	$(2,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	202	270
Foreign currency exchange loss	44	43
Loss on disposal of property and equipment	3	1
Stock compensation expense	215	22
Changes in operating assets and liabilities:
Trade receivables	(1,559)	85
Other receivables	(25)	(4)
Prepaids and other current assets	(29)	90
Other assets	—	(84)
Trade payables	75	(298)
Royalties payable	—	(22)
Income taxes payable	(6)	(3)
Accrued restructuring expenses	(731)	(223)
Accrued expenses and other current liabilities	(1,268)	607
Deferred revenues	135	795
Other long-term liabilities	37	—
Net cash used in operating activities	(4,165)	(1,471)
Cash flows from investing activities:
Purchases of property and equipment	(2)	(6)
Purchases of software and technical licenses	(49)	—
Additional New Moon acquisition costs	—	(4)
Change in royalties payable - former New Moon shareholders	—	(2)
Net cash used in investing activities	(51)	(12)
Cash flows from financing activities:
Payments on capital lease obligations	—	(18)
Line of credit payments	—	(319)
Net proceeds from issuance of common stock and warrants	177	2,518
Net cash provided by financing activities	177	2,181
Effects of exchange rate changes on cash and cash equivalents	(1)	1
Increase (decrease) in cash and cash equivalents	(4,040)	699
Cash and cash equivalents at beginning of period	9,621	3,151
Cash and cash equivalents at end of period	$5,581	$3,850

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